EXHIBIT 10.18

RELIV' INTERNATIONAL, INC. 148671-


                               DEED OF TRUST NOTE

US $4,430,000.00                                             St. Louis, Missouri
                                                               September 2, 1997


         1. FOR VALUE RECEIVED, the undersigned, Reliv' International. Inc., (hereinafter "Maker", promises to pay to the older of SOUTHWEST BANK OF ST LOUIS (hereinafter "Holder") at 2301 South Kingshighway, St. Louis, Missouri 63110-3498, the principal sum of FOUR MILLION FOUR HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($4,430,000), with interest thereon from the date hereof at the rate of 8.50% per annum (and shall be calculated on the actual number of days on the basis of a year of 360 days), with payments to be made as follows: Interest only on the from time to time principal amount of indebtedness evidenced hereby at a rate of 8.50% per annum shall be payable monthly commencing October 1, 1997 through and including March 1, 1998, and commencing April 1, 1998, Thirty-five
(35) payments of principal and interest in the amount of THIRTY-EIGHT THOUSAND EIGHT HUNDRED TWO AND 13/100 DOLLARS ($38,802.13) shall be payable monthly, with the balance of principal and interest due and payable March 1, 2001 each of such payments to be applied first in payment of interest due on the entire unpaid principal, and the remainder in reduction of the principal, with interest after maturity, by acceleration or otherwise, at the rate of 20.00% per annum.

         2. Maker reserves the right to prepay any or all of the principal amount evidenced by this Note without penalty at any time.

         3. If any payment under this Note is not paid within ten days after the payment is due, then Maker shall pay to Holder a late charge of ten percent (10%) of such payment, but in any event not less than Ten Dollars ($10.00).

         4. This Note is secured by a Deed of Trust and encumbering certain real and personal property located in the County of St. Louis, State of Missouri (the terms and provisions of which are incorporated herein by this reference), and by any other instruments or security, now or hereafter executed by Maker or any other party in favor of Holder, which shall constitute additional security for this Note and Maker has also given to Holder in connection herewith an N/A (all of which are herein collectively called the "Loan Documents").

         5. It is agreed that time is of the essence in the performance of all obligations hereunder and under the Loan Documents. If Maker shall fail to make any payment hereunder when due, or upon the occurrence of an event of default in the performance or observance of any of the terms, agreements, covenants or conditions contained in the Loan Documents, then, or at any time thereafter, the entire principal balance of this Note, irrespective of the maturity date

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specified herein, together with the then accrued interest thereon, shall, at the election of the Holder hereof and without notice of such election, become immediately due and payable.

         6. All makers, endorsers, guarantors and sureties hereof jointly and severally waive presentment, protest, notice of dishonor, and notice of intent to accelerate; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including the terms or time for payment, and further agree that any such renewal, extension or modification of the terms hereof or time for payment or of the terms of any of the Loan Documents or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not otherwise affect the liability of any of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications may be made without notice to any of said parties.

         7. This Note shall be the joint and several obligation of all makers, endorsers, guarantors, and sureties, and shall be binding upon them and their successors and assigns and shall inure to the benefit of the successors and assigns of Holder, all makers, endorsers, guarantors, and sureties hereof agree jointly and severally to pay al costs of collection (including those incurred in any bankruptcy proceedings and regardless of whether suit is filed) and foreclosure, including reasonable attorneys' fees and costs.

         8. Any forbearance of Holder in exercising any right or remedy hereunder or under the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Holders right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

         9. This Note shall be governed by the laws of the State of Missouri.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

RELIV' INTERNATIONAL, INC.



By:_________________________________
     Robert L. Montgomery



By:_________________________________
     David G. Kreher



Property Address:
112 & 136 Chesterfield Industrial Blvd.
2nd & 3rd Deed of Trust

Maturity Date:
March 1, 2001

Mailing Address:
P.  0. Box  405
Chesterfield, MO  63006